UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) May 8, 2020

ASSOCIATED CAPITAL GROUP, INC.
(Exact name of registrant as specified in its charter)

Delaware	1-37387	47-3965991
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

191 Mason Street, Greenwich, CT	06830
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code (203) 629-9595

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Securities registered pursuant to Section 12(b) of the Act:
Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock, par value $0.001 per share	AC	New York Stock Exchange

Item 5.07	Submission of Matters to a Vote of Security Holders.

The annual meeting of shareholders of Associated Capital Group, Inc. (“AC”) was held on May 5, 2020. At the annual meeting: (1) eight persons were elected to serve as directors of AC (2) the appointment of Deloitte & Touche LLP as AC's independent registered public accounting firm for the year ending December 31, 2020 was ratified and (3) the advisory vote on named executive officer compensation was approved.

Set forth below, with respect to each of the matters submitted to shareholders, are the number of votes cast for or against or withheld, and the number of abstentions and broker non-votes, where applicable.

(1)	Election of Directors:

NOMINEE	VOTES FOR	VOTES WITHHELD	BROKER NON-VOTES
Marc Gabelli	190,449,294	1,250,686	450,840
Mario J. Gabelli	191,108,755	591,225	450,840
Douglas R. Jamieson	191,168,919	531,061	450,840
Daniel R. Lee	191,167,993	531,987	450,840
Bruce M. Lisman	191,143,997	555,983	450,840
Frederic V. Salerno	191,132,900	567,080	450,840
Salvatore F. Sodano	191,171,227	528,753	450,840
Elisa M. Wilson	190,473,416	1,226,564	450,840

(2)	The ratification of Deloitte & Touche LLP as the Company’s independent registered public accountants for the year ending December 31, 2020:

VOTES FOR	VOTES AGAINST	ABSTAINED	BROKER NON-VOTES
191,370,271	120,220	660,329	0

(3)	Approval of the advisory vote on named executive officer compensation:

VOTES FOR	VOTES AGAINST	ABSTAINED	BROKER NON-VOTES
190,900,226	138,577	661,137	450,840

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Associated Capital Group, Inc.

By: /s/ Kenneth D. Masiello
Kenneth D. Masiello
Chief Accounting Officer

Date: May 8, 2020